Exhibit 99.1

Exodus Movement, Inc. November 2025 Treasury Update and Monthly Metrics

Digital asset holdings facilitate Exodus’ agreement to acquire W3C

OMAHA, Neb., December 9, 2025 -- Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus" or “the company”), a leading self-custodial cryptocurrency platform, today announced an update to selected digital asset holdings of Exodus’ corporate treasury, as well as updated user and exchange provider processed volume metrics, as of November 30, 2025:

Selected Digital Asset Holdings (Unaudited)

Bitcoin (BTC): 1,902 BTC as of November 30, 2025, compared to 2,147 BTC as of October 31, 2025. Of the 1,902 BTC held as of November 30, 2025, 1,116 BTC is pledged as collateral under the Company’s credit facility with Galaxy Digital.

Ethereum (ETH): 2,802 ETH as of November 30, 2025 compared to 2,784 as of October 31, 2025

Solana (SOL): 31,050 SOL as of November 30, 2025 compared to 49,567 as of October 31, 2025

Exodus CFO James Gernetzke remarked: “Our announcement of the acquisition of W3C highlights how we are putting our treasury to work. The transaction will have future cash needs as it goes through the closing process; Exodus retains financing optionality to meet these needs, including directly using operational proceeds in our treasury.”

“While Exodus holds digital assets, we have never been a ‘Digital Asset Treasury’ company as the majority of our treasury was earned through business operations. Pursuant to our stated M&A goals, Exodus remains ready and willing to use our treasury to facilitate strategic acquisitions.”

Users
Monthly Active Users (MAUs): 1.5 million as of November 30, 2025. That figure compares with the 1.6 million MAUs as of October 31, 2025.

Swap Volume
Exodus’ exchange provider processed volume was $549 million for the month of November 2025, of which $200 million (36%) originated from the company’s XO Swap partners. This volume compares with $683 million exchange provider processed volume in October 2025, of which $251 million (37%) originated from XO Swap partners.

About Exodus

Exodus is a financial technology leader empowering individuals and businesses with secure, user-friendly crypto software solutions. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use.

With self-custodial wallets, Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions include Passkeys Wallet and XO Swap, industry-leading tools for embedded crypto wallets and swap aggregation.

Exhibit 99.1

Exodus is committed to driving the future of accessible and secure finance. Learn more at exodus.com or follow us on X at x.com/exodus.

Investor Contact

investors@exodus.com

Media Contact

Aubrey Strobel/Elena Nisonoff, Halcyon Communications

exodus@halcyonpr.xyz

Disclosure Information

Beginning with the next release, the Company is transitioning to issuing its monthly selected digital asset holdings of Exodus’ corporate treasury, as well as updated user and exchange provider processed volume metrics solely by press release and does not plan to furnish corresponding Form 8-K filings going forward.

Exodus uses the following as means of disclosing material nonpublic information and for complying with disclosure obligations under Regulation FD: websites exodus.com/investors and exodus.com; press releases; public videos, calls, and webcasts; and social media: X (@exodus and JP Richardson's feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology.

Forward-looking statements in this document include, but are not limited to, management statements regarding management’s confidence in our products, services, business trajectory and plans, expectations regarding demand for our products, and volatility and trading volumes of digital asset markets. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.